UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry into a Material Definitive Agreement.

On April 5, 2017, Adaptimmune Therapeutics plc (the “Company”) entered into a purchase agreement with Matrix Capital Management Master Fund, LP (the “Purchase Agreement”) providing for the issuance and sale by the Company of approximately $42,000,000 of the Company’s American Depositary Shares (“ADSs”) in a registered direct offering. The transaction was completed from the Company’s shelf registration. The closing of the offering is expected to take place on or about April 10, 2017, subject to the satisfaction of customary closing conditions.

The Company is offering the shares pursuant to a prospectus supplement dated April 5, 2017, and a prospectus dated September 12, 2016, which is part of a registration statement on Form S-3 (Registration No. 333-212713) that was declared effective by the Securities and Exchange Commission on September 12, 2016.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a form of which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On April 5, 2017, the Company issued a press release announcing that it has entered into the Purchase Agreement for the registered direct offering of its ADSs. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated April 5, 2017, between Adaptimmune Therapeutics plc and Matrix Capital Management Master Fund, LP

99.1	Press Release dated April 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: April 5, 2017	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated April 5, 2017, between Adaptimmune Therapeutics plc and Matrix Capital Management Master Fund, LP

99.1	Press Release dated April 5, 2017